UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 18, 2009 (November 17, 2009)

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TrustCo Bank Corp NY

Item 1.01.	Entry into a Material Definitive Agreement

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On November 17, 2009, the boards of directors of TrustCo Bank Corp NY (“TrustCo”) and Trustco Bank adopted amendments to certain of their employee benefit plans.  The plans and agreements so amended are as follows:

1.
Amendment No. 1 to Second Amended and Restated Trustco Bank Executive Officer Incentive Plan.  Amended, effective as of January 1, 2010, to change the definition of “Return on Equity” and to continue the frozen status of the plan.

2.	First Amendment to Restatement of Trustco Bank Senior Incentive Plan. Amended, effective January 1, 2009, to change the employee positions eligible to participate in the plan.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

99.1	1.	Amendment No. 1 to Second Amended and Restated Trustco Bank Executive Officer Incentive Plan.

99.2	2.	First Amendment to Restatement of Trustco Bank Senior Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 18, 2009

TrustCo Bank Corp NY
(Registrant)

By:	/s/ Robert T. Cushing
Robert T. Cushing
Executive Vice President and
Chief Financial Officer

Exhibits Index

The following exhibits are filed herewith:

Exhibit No.		Description	Page

99.1	1.	Amendment No. 1 to Second Amended and Restated Trustco Bank Executive Officer Incentive Plan.	5

99.2	2.	First Amendment to Restatement of Trustco Bank Senior Incentive Plan.	6